Exhibit 10.2


                                                                       EXECUTION

                 AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT


                                                            July 1, 2000

Quad Systems Corporation
2405 Maryland Road
Willow Grove, Pennsylvania 19090-1710

Gentlemen:

     Congress Financial Corporation, a Delaware corporation (together with its successors and assigns, "Lender") and Quad Systems Corporation, a Delaware corporation ("Borrower") have entered into certain financing arrangements pursuant to which Lender has made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated January 7, 2000, by and between Lender and Borrower (as the same now exists, is amended hereby and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and various other agreements documents and instruments executed and/or delivered in connection therewith or related thereto (together with the Loan Agreement, collectively, the "Financing Agreements").

     Borrower has requested certain amendments to the Loan Agreement and Lender is willing to agree to such amendments subject to the terms and conditions contained herein. By this Amendment, Lender and Borrower desire and intend to evidence such amendments. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     In consideration of the foregoing, the mutual agreements, and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows;

     1.   Amendments to Loan Agreement.

     1.1 Interest Rate. Section 1.45 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor.

          "1.45  "Interest Rate" shall mean:

          (a) subject to clauses (b) and (c) below, as to Prime Rate Loans, a rate of three-quarters (3/4%) percent per annum in excess of the Prime Rate and as to


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               Eurodollar Rate Loans a rate of three and one-quarter (3 1/4%)
               percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any Eurodollar Rate previously quoted to Borrower); provided, that;

          (b) subject to clause (c) below, the interest Rate as to Prime Rate Loans shall be reduced to a rate of one-quarter (1/4%) percent per annum in excess of the Prime Rate and the Interest Rate as to Eurodollar Rate Loans shall be reduced to a rate of two and three-quarters (2 3/4%) percent per annum in excess of the Prime Rate, effective as of the first day of the month after each of the following conditions is satisfied as determined by Lender:
               (i) (A) For the first six months of the fiscal year ending on September 30, 2001 (such six month period ending on March 31,
               2001), or (B) for any fiscal year to date period during the fiscal year ending on September 30, 2001, the Pre-Tax Income of Borrower and its Subsidiaries as set forth in the consolidated financial statements of Borrower and its Subsidiaries for such month delivered to Lender, in accordance with Section 9.6 hereof, shall equal or exceed the Pre-Tax Income for such period set forth to Schedule 1.45(b) annexed hereto and (ii) no Event of Default or act, condition or event which with notice or passage of time would constitute an Event of Default shall exist or have occurred, and be continuing; and

          (c) notwithstanding anything to the contrary contained herein, the Interest Rate, as to Prime Rate Loan and Eurodollar Rate Loans, shall mean the rate two (2%) percent per annum more than the otherwise then applicable Interest Rate, at Lenders option, without notice, (1) either (a) for the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment as Borrower) or (b) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (2) on the Loans to any Borrower at any time outstanding in excess of the amounts available to such Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

      1.2   Special Availability Reserve.  Section 2 of the Loan
Agreement is hereby amended by adding the following new Section 2.3 thereto;

            "2.3 Special Availability Reserve. Without limiting any other rights or remedies of Lender under this Agreement or any of the other Financing Agreements with respect


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     to the establishment of Reserves or otherwise, Lender may on the date hereof establish at special Reserve reducing the amount of Loans and Letter of Credit Accommodations otherwise available to Borrower in an amount equal to $500,000 (the "Special Availability Reserve"). The term "Reserves" as used herein shall include; without limitations the Special Availability Reserve."

     1.3 Inventory Covenants. Section 7.3(d)(iv)(B)(2) of the Loan Agreement is hereby amended by deleting "$3,000,000" and substituting "$4,000,000" therefor.

     1.4 Adjusted Tangible Net Worth. Section 9.18 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "9.18 Adjusted Tangible Net Worth. Borrower shall as of the end of each month have Adjusted Tangible Net Worth of not less than the amount for such month set forth below:

                                                    Minimum Adjusted
                  Month                            Tangible Net Worth
                  -----                            ------------------
                  September 2000                     $10,500,000
                  December 2000                      $11,000,000
                  March 2001                         $11,000,000
                  June 2001                          $11,500,000
                  September 2001 and for             $12,500,000"
                  each month thereafter


      1.5 Schedules. The Schedules to the Loan Agreement are hereby supplemented by adding Schedule 1.45(b) thereto, which schedule is attached hereto as Exhibit
A. Such schedule is incorporated into and made a part of the Loan Agreement in all respects.

      2. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the Loan Agreement and the other Financing Agreements. Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Loan Agreement and the other Financing Agreements):

          (1) No Event of Default, or event which with the giving of notice or passage of time, or both, would constitute an Event of Default, exists on the date of this Amendment.


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          (2)  This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

     3. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrower to Lender, Borrower shall pay to Lender a fee for entering into this Amendment in the amount equal to $25,000, which fee is fully earned and payable as of the date hereof and may be charged directly to the loan account of Borrower maintained by Lender.

     4. Conditions Precedent. The effectiveness of the amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

          (1) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default; and

          (2) Lender shall have received an original of this Amendment, duly authorized, executed and delivered by Borrower.

     5. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement and the other Financing Agreements are intended or implied and in all other respects, the Loan Agreement and the other Financing Agreements are hereby specifically ratified restated and confirmed by all parties herein as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and the Loan Agreement and the other Financing Agreements, the terms of this Amendment shall control.

     6. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

     7. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by, interpreted and determined in accordance with the laws of the State of New York.

     8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     9. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.



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      Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Amendment, as so accepted by Lender, shall become a binding agreement between Borrower and Lender.


                                    Very truly yours,


                                    CONGRESS FINANCIAL CORPORATION

                                    By:      /s/ Tomas Martin

                                    Title:   Asst. Vice President


ACKNOWLEDGED AND AGREED:

QUAD SYSTEMS CORPORATION

By:       /s/ Anthony R. Drury

Title:    Sr. VP Finance and CFO
























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